Exhibit 10.28
Dated 1 February 2008
(1)	KUC PROPERTIES LIMITED

(2)	OCEAN POWER TECHNOLOGIES LIMITED
LEASE
relating to premises known as Unit 54(15) Hurlbutt Road Heathcote Industrial Estate Warwick CV34 6TD

Eversheds LLP	T +44 (0) 845 497 1000
115 Colmore Row	F +44 (0) 845 497 1900
Birmingham	DX 13004 Birmingham
B3 3AL	www. eversheds .com

PARTICULARS
PART 1: LAND REGISTRY PARTICULARS

LR1.	Date of lease	1 February 2008

LR2.	Title number(s)

LR2.1	Landlord’s title number(s)	WK268918.

LR2.2	Other title numbers	None.

LR3.	Parties to this lease

	Landlord	KUC PROPERTIES LIMITED (registered number SC044073) whose registered office is at 24/25 St Andrew Square Edinburgh EH2 1AF.

	Tenant	OCEAN POWER TECHNOLOGIES LIMITED (registered number 05225532) whose registered office is at Warwick Innovation Centre Warwick Technology Park Gallows Hill Warwick CV34 6UW.

LR4.	Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

The premises (referred to in this Lease as “the Premises”) known as Unit 54 No. 15 Hurlbutt Road Heathcote Industrial Estate Leamington Spa shown edged red on the attached plan including all alterations, improvements and additions made to those premises during the Term, landlord’s fixtures and conduits exclusively serving those premises at any time during the Term and one half severed vertically of all party walls dividing those premises from any adjoining premises but excluding the airspace above the upper level of the buildings on those premises at any time during the Term.

LR5.	Prescribed statements etc

LR5.1	Statements prescribed under rules 179 (dispositions in favour of a charity), 180 (dispositions by a charity) or 196 (leases under the Leasehold Reform, Housing and Urban Development Act 1993) of the Land Registration Rules 2003	None.

LR5.2	This lease is made under, or by reference to, provisions of:	None.

LR6.	Term for which the Property is leased	From and including December 2007. To and including 18 December 2011. (This term is referred to in this Lease as “the Contractual Term”).

LR7.	Premium	None.

LR8.	Prohibitions or restrictions on disposing of this lease	This Lease contains a provision that prohibits or restricts dispositions.

LR9.	Rights of acquisition etc

LR9.1	Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land	None.

LR9.2	Tenant’s covenant to (or offer to) surrender this lease	None.

LR9.3	Landlord’s contractual rights to acquire this lease	None.

LR10.	Restrictive covenants given in this lease by the Landlord in	None.

respect of land other than the Property

LR11.	Easements

LR11.1	Easements granted by this lease for the benefit of the Property	The rights specified in Schedule 1.

LR11.2	Easements granted or reserved by this lease over the Property for the benefit of other property	The rights specified in Schedule 2.

LRI2.	Estate rentcharge burdening the Property	None.

LR13.	Application for standard form of restriction	None.

LR14.	Declaration of trust where there is more than one person comprising the Tenant	Not applicable.

PART 2: OTHER PARTICULARS

Initial Rent	Sixteen thousand pounds (£16,000) per annum exclusive of value added tax

Rent Start Date	1 February 2008

Permitted Use	Use of the Premises for storage, administration and manufacture within Class B1 (c) or B8 of the Schedule to the Town & Country Planning (Use Classes) Order 1987

THIS LEASE made on the date set out in clause LR1 of the Land Registry Particulars between (1) the Landlord and (2) the Tenant WITNESSES as follows:
1.	DEFINITIONS AND INTERPRETATION

In this lease where the context so admits the words and expressions set out in the Lease Particulars shall have the meanings there set out and the following words and expressions shall mean:

1.1	“Additional Rents”
1.1.1	the Insurance Rent (as hereinafter defined)

1.1.2	the Service Charge (as hereinafter defined)

1.1.3	any interest chargeable under this lease

1.1.4	all expenses costs fees and other sums incurred under the provisions of the sub-clauses of this lease headed Landlord’s costs Landlord may repair on Tenant’s default To pay costs and Value added tax

1.1.5	any additional insurance premiums payable by the Tenant under the sub-clause headed Insurance.
1.2	“Building”

the land and building known as Heathcote Industrial Estate Leamington Spa and the curtilage thereof and any boundary walls and fences and all additions and alterations thereto,

1.3	“Conduits”

pipes drains gutters flues channels wires and other conducting media and ancillary apparatus in or serving the Building.

1.4	“Insurance Rent”

a sum representing a fair proportion of the cost to the Landlord of:
1.4.1	complying with the Landlord’s insuring covenant hereinafter contained

1.4.2	public liability insurance of the Landlord in connection with the Building

1.4.3	obtaining at periodic intervals independent valuations of the Building for insurance purposes together with an amount equivalent to the excess sums (if any) which the insurers are not liable to pay out on any insurance claim in respect of the Premises.

1.5	“Insured Risks”

fire lightning explosion aircraft (not being hostile aircraft) and articles dropped therefrom riot civil commotion earthquake storm tempest flood burst water pipes and impact by road vehicles and any other insurable risks against which the Landlord shall from time to time deem it desirable to insure subject in each case to:
1.5.1	insurance for any risk being reasonably obtainable on normal commercial terms

1.5.2	such exclusions and limitations as may be imposed by the insurers.
1.6	“Interest Rate”

the base rate of Barclays Bank plc or such other bank as the Landlord may nominate from time to time acting reasonably or if the base rate shall cease to exist such other rate of Interest as is most closely comparable with it as may be specified by the Landlord.

1.7	“Internal Painting Year”

2010.

1.8	“Landlord”

the Landlord named in the Lease Particulars and where the context so admits the reversioner for the time being expectant upon the termination of the tenancy hereby created.

1.9	“Main Structure”

the roof foundations floor structures load-bearing walls or frame stanchions beams columns and all external walls window frames and all common Conduits of the Building.

1.10	“Plan”

the plan annexed hereto.

1.11	“Planning Acts”

the Town and Country Planning Act 1990 and all other legislation relating to planning.

1.12	“Premises”

the premises known as Unit No. 54(15) Heathcote Industrial Estate which are shown for Identification only edged red on the Plan and which shall for the purpose of clarification extend to and include:
1.12.1	the interior finishes of external walls and of internal load bearing walls frames stanchions beams and columns and the floor boards and floor and ceiling finishes

1.12.2	all internal non load bearing walls or partitions wholly within the Premises

1.12.3	one half in thickness of all internal non load bearing walls or partitions separating the Premises from any other part of the Building

1.12.4	all doors door frames and glass in windows and doors

1.12.5	all Conduits which serve exclusively the Premises and

1.12.6	all Landlord’s fixtures and fittings

but shall exclude the Main Structure.
1.13	“the Regulation”

the Tenant must not store or leave refuse on the Premises other than in lidded containers with a volume of not more than 1,100 litres.

1.14	“Rent”

the Initial Rent but such term does not include the Additional Rents although the word “rents” includes both the Rent and the Additional Rents.

1.15	“Service Costs”

the costs incurred by the Landlord in carrying out the works and providing the services set out in Part 1(A) of Schedule 3 and the service expenses incurred under Part 1(B) of that Schedule.

1.16	“Service Charge”

the sum payable by the Tenant in accordance with Part 2 of Schedule 3.

1.17	“Service Charge Year”

the period of twelve months up to the 31st of December in each year or such other period as the Landlord shall from time to time choose.

1.18	“Superior Lease”

any lease of the whole or any part of the Building superior to this lease.

1.19	“Superior Landlord”

the person entitled to the benefit of the reversion expectant upon the determination of any Superior Lease.

1.20	“Tenant”

the Tenant named in the Lease Particulars and where the context so admits its successors in title to the tenancy hereby created.

1.21	“Term”

the Contractual Term and any period of holding over or extension of the Contractual Term whether by statute or common law.
and in this lease where the context so admits:
1.22	the singular includes the plural and vice-versa and the masculine the feminine and the neuter shall each include the others;

1.23	reference to any statute (but not any Use Class Order) shall Include any legislation amending or replacing the same and any statutory instruments orders rules or regulations having effect thereunder;

1.24	every covenant by the Tenant not to do any act shall include an obligation not to allow that act to be done;

1.25	where the Tenant or the Guarantor is more than one person their covenants and references to them shall be joint and several;

1.26	references to ‘this lease’ are to this lease as varied or supplemented; and

1.27	the clause headings shall not affect the construction.

2.	DEMISE AND RENT RESERVATION

The Landlord HEREBY DEMISES unto the Tenant the Premises TOGETHER WITH the easements and rights specified in Schedule 1 EXCEPT AND RESERVED unto the Landlord and others the easements and rights specified in Schedule 2 TO HOLD the Premises unto the Tenant for the Contractual Term SUBJECT TO the provisions of the deeds and documents referred to in Schedule 5 YIELDING AND PAYING therefor to the Landlord during the Term yearly and proportionately for any fraction of a year the rents set out hereunder:

2.1	The Initial Rent to be paid by equal quarterly payments in advance on the usual quarter days in every year the first payment (apportioned in respect of the period from the Rent Start Date up to and including the day immediately preceding the next following quarter day) to be paid on the date hereof

2.2	the Additional Rents — to be payable from the date hereof or the date of occupation if earlier (as determined by the Landlord or its surveyor acting reasonably) and to be paid to the Landlord within seven days of demand (except as otherwise provided).

3.	TENANT’S COVENANTS

THE Tenant HEREBY COVENANTS with the Landlord throughout the Term or until released pursuant to the Landlord and Tenant (Covenants) Act 1995 as follows:

3.1	To pay rent
3.1.1	To pay the reserved rents at the times and in manner aforesaid without any deduction or set off

3.1.2	If the Landlord reasonably requires to pay by Banker’s Standing Order
3.2	Interest

If any rents or other sums payable hereunder shall be due but unpaid to pay interest thereon (if demanded by the Landlord) calculated on a daily basis from the due date until receipt by the Landlord at the rate of 3% over the interest rate per annum (except as otherwise provided herein) over the Interest Rate compounded on the usual quarter days (which rate shall apply before as well as after any judgment of the Court) Provided that this sub-clause shall not prejudice any other right or remedy in respect of such rents.

3.3	Rates and taxes
3.3.1	To pay and discharge all existing and future rates taxes (save any taxes payable by the Landlord solely due to Its ownership of the Building or Premises) assessments outgoings duties and impositions whatsoever payable by law in respect of the Premises or any part thereof by the owner or occupier thereof including all charges in respect of water gas electricity and telecommunications used or consumed at the Premises

3.3.2	If the Tenant claims rate relief for empty premises and the Landlord accordingly is unable at the end of the Term to claim any such relief to indemnify the Landlord in respect of any such relief lost.

3.3.3	Not to agree or by default allow to be fixed the rateable value of the Premises or any part thereof without the prior written consent (not to be unreasonably withheld or delayed) of the Landlord and to cooperate with the Landlord in any negotiations with the District Valuer at the sole cost of the Landlord and if so requested by the Landlord to take all necessary steps to appeal against any such rateable value fixed.
3.4	To repair
3.4.1	In a proper and workmanlike manner to repair maintain and cleanse and keep in good and substantial repair and condition the Premises and all additions and improvements thereto including (but without prejudice to the generality of the foregoing) all sanitary central heating and water apparatus therein serving the Premises (damage caused by any of the Insured Risks excepted save to the extent that payment of any policy moneys is withheld in whole or in part by reason of any act neglect or default of the Tenant or anyone at the Premises expressly or impliedly with the authority of the Tenant or any undertenant)

3.4.2	To renew and replace from time to time all Landlord’s fixtures and fittings which may be or become beyond repair

3.4.3	To pay a sum equivalent to the loss of Rent during such period as is reasonably required for the carrying out of works after the end of the tenancy by reason of any breach of this sub-clause without prejudice to any other right of the Landlord.
3.5	To paint and redecorate

In the Internal Painting Year in a proper and workmanlike manner and to the reasonable satisfaction of the Landlord to paint all the inside parts of the Premises previously painted with two coats of good quality paint (the last painting to be in colours and materials to be approved by the Landlord Provided That such approval shall not be unreasonably withheld or delayed) and at the same time to oil varnish polish paper or treat all internal parts thereof previously or requiring to be so treated and to wash down all washable surfaces.

3.6	To yield up

At the expiration or sooner determination of the Term:
3.6.1	peaceably to yield up to the Landlord the Premises with vacant possession in repair and decorated in accordance with the several covenants herein contained

3.6.2	to give up all keys of the Premises to the Landlord

3.6.3	to remove all Tenant’s chattels and all rubbish from the Premises and (if requested by the Landlord) all Tenant’s fixtures and fittings and to make good immediately any damage caused by the removal.
3.7	To comply with statutory requirements
3.7.1	At all times to observe and comply with the provisions of or imposed under any statute licence consent authorisation or regulation regulating or permitting the use of the Premises and the requirements of any competent authority in that connection and at the expense of the Tenant to do all that is necessary to obtain maintain and renew all licences and registrations required by law for the use of the Premises

3.7.2	At the sole cost of the Tenant to comply with the requirements of every Act of Parliament and all directly applicable European Community law for the time being in force and of all byelaws orders and regulations licences consents permissions and conditions made thereunder affecting the Premises or any use thereof.
3.8	Planning

In relation to the Planning Acts:
3.8.1	not to carry out any development (as therein defined) without having first obtained all necessary consents thereunder

3.8.2	not without the prior written consent of the Landlord to apply for permission for any such development

3.8.3	not without the prior written consent of the Landlord to implement any planning permission relating to the Premises

3.8.4	to pay any charge which may be imposed under the Planning Acts in respect of the carrying out of any operations or the institution or continuance of the use of the Premises

3.8.5	unless the Landlord shall otherwise direct in writing to carry out and complete before the expiration or sooner determination of the Term any works stipulated to be carried out to the Premises notwithstanding that such works are to be carried out by a later date as a condition of planning permission for any development begun before such expiration or sooner determination

3.8.6	if the Tenant shall receive any compensation relating to the Tenant’s interest hereunder due to any restriction placed upon the user of the

Premises as a result of the Planning Acts then if and when the Tenant’s interest hereunder shall determine the Tenant shall forthwith make such provision as is just and equitable for the Landlord to receive its due benefit from such compensation
3.8.7	to produce to the Landlord all such plans documents and other evidence as the Landlord shall reasonably require in order to satisfy itself that the provisions of this covenant have been complied with.
3.9	Notices received

Within seven days of receipt to give full particulars to the Landlord of any notice direction order or proposal for a notice direction or order made given or Issued to the Tenant by any government department or local or public authority and to supply two copies of the same to the Landlord and without delay to take all necessary steps to comply with the same and also at the request of the Landlord and at the joint cost of the Landlord and the Tenant to make or join with the Landlord in making such objections or representations relating to the same as the Landlord shall deem expedient.

3.10	Notice as to defects

Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect or any wants of repair of the Premises or the remainder of the Building which would or might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with any statutory duty of care imposed on the Landlord and at all times to display and maintain all notices which the Landlord (acting reasonably) may from time to time display or require to be displayed at the Premises.

3.11	To permit entry to examine and do repairs

To permit entry to the Premises or any part thereof at all reasonable hours in the daytime on reasonable prior notice being given (or without prior notice and at any time in emergency):
3.11.1	by the Landlord to view the same to examine the state and condition thereof to take inventories of the fixtures and fittings therein and to make any inspection which may be required for the purposes of the Landlord and Tenant Acts 1927 and 1954 or any other enactments for the time being affecting the Premises the Building or the owner or occupier thereof and for any other purpose connected with the interest of the Landlord in the Building or its disposal charge or demise

3.11.2	by the Landlord and (with the previous authority of the Landlord) the tenants and occupiers of any adjoining premises so as to execute repairs decorations or alterations to the Premises the adjoining premises or the Building and which cannot otherwise reasonably be executed without such entry and to empty cleanse renew or repair any of the Conduits belonging to the Premises and such adjoining premises or the Building
3.11.3	by the surveyors agents contractors and workmen of the respective parties hereby permitted or so authorised to enter together with appliances subject in all such cases to the persons so entering making good in a reasonable manner any damage thereby occasioned to the Premises at their sole cost.
3.12	To repair on notice

To repair and make good to the reasonable satisfaction of the Landlord all breaches of covenant defects and wants of repair for which the Tenant may be liable within two calendar months after the giving of notice to the Tenant or sooner if requisite.
3.13	Landlord may repair on Tenant’s default

That if the Tenant shall at any time default in the performance of any of the covenants herein contained relating to the repair decoration cleansing or condition of the Premises or any part thereof of which notice has been given as aforesaid it shall be lawful for workmen or others employed by the Landlord (but without prejudice to the right of re-entry hereinafter contained) to enter upon the Premises and repair and restore the same and all expenses incurred thereby (which expression shall include but not be limited to the proper fees of professional advisers) shall be a debt immediately payable by the Tenant to the Landlord on demand.
3.14	Re-letting

To permit the Landlord or its agents during the six months immediately preceding the expiration or sooner determination of the Contractual Term or at any time thereafter to affix and retain without interference upon any suitable part of the Premises a notice for reletting (or at any time for selling) the same but not so as materially to conceal the Tenant’s own business signs and name and to permit all persons with written authority from the Landlord or its agents to enter upon and view the Premises at all reasonable times of the day without interruption.

3.15	Landlord’s costs

To pay to the Landlord on an indemnity basis all solicitors’ counsels’ surveyors’ and other costs expenses and fees incurred by the Landlord:
3.15.1	in or in contemplation of lawful and proper proceedings relating to the Premises whether or not under Sections 146 or 147 of the Law of Property Act 1925 or the preparation and service of a notice thereunder (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served on the Tenant has been complied with or the Tenant has enjoyed relief under the provisions of the Act or forfeiture is avoided otherwise than by relief granted by the Court)

3.15.2	incidental to the enforcement of any of the Tenant’s covenants in this lease and in particular in the preparation and service of a schedule of dilapidations at any time during or within 6 months of the end of the Term and in the inspection of the works which are the subject of such schedule whether during or after the carrying out thereof

3.15.3	in connection with the recovery of any arrears

3.15.4	in respect of any application for consent required by this lease whether or not such consent is granted.
3.16	Insurance
3.16.1	Not to do or omit any act whatsoever whereby any insurance effected on the Premises or anything therein or on the Building or on any adjoining or neighbouring premises of the Landlord or of any associated company of the Landlord may become void or voidable or the premiums payable far such insurance increased

3.16.2	To the extent that any insurance premium payable in respect of any such adjoining or neighbouring premises or the Building is increased by any use act or omission of the Tenant (or anyone at the Premises expressly or impliedly with the authority of the Tenant or any undertenant) to pay to the Landlord on demand the full amount of such increase (and not only the proportion which the Premises bears to any such adjoining or neighbouring premises or the Building)

3.16.3	In the event of the Premises or any part thereof being destroyed or damaged by any of the Insured Risks to give immediate notice thereof to the Landlord

3.16.4	In the event of such adjoining or neighbouring premises or the Building or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money being wholly or partly irrecoverable by reason of any act neglect omission or default of the Tenant (or anyone at the Premises expressly or impliedly with the authority of the Tenant or any undertenant) then and in every such case the Tenant will pay to the Landlord forthwith on demand the whole or (as the case may require) a fair proportion of the cost of completely rebuilding and reinstating the same

3.16.5	To comply with the requirements and recommendations of the Landlord’s insurers and not to store on the Premises any specially inflammable explosive combustible or deleterious or otherwise hazardous substance and not to release any such substance on to the Premises or on to or into any other land air or water

3.16.6	Not to effect any insurance in respect of a risk against which the Landlord shall insure under Clause 4.2 hereof and not to request the insurers to make a note of the interest of the Tenant or the Tenant’s mortgagee or any undertenant on any policy effected by the Landlord

3.16.7	To insure and keep insured in the joint names of the Landlord and the Tenant and such other names as the Landlord may reasonably require all the plate glass or any substitute or alternative material used in windows (if any) and doors in the Premises against breakage with an insurance company of repute to the full reinstatement cost thereof and public liability relevant to such breakage and pay all premiums necessary for that purpose and whenever required produce to the Landlord the policy of insurance and the receipt for the current year’s premium and whenever a claim arises to use the insurance money forthwith in reinstating the same with a like or improved material to the reasonable satisfaction of the Landlord making up any deficiency out of the Tenant’s own moneys.
3.17	Electrical alterations

Not without the prior written consent (not to be unreasonably withheld or delayed) of the Landlord to alter or add to the electrical installation of the Premises (and ensure that any permitted alterations or additions are carried out in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the Regulations of the Electricity Supply Authority).

3.18	Alterations
3.18.1	Not to cut injure or alter any part of the Main Structure

3.18.2	Not to make any other erection addition or alteration whatsoever to the Premises without the previous consent in writing of the Landlord not to be unreasonably withheld or delayed (such consent to be without prejudice nevertheless to the provisions of the sub-clauses hereof headed Planning Electrical alterations and To comply with statutory requirements) nor except:
3.18.2.1	in accordance with plans and specifications (with such additional copies thereof as the Landlord may reasonably require) previously submitted to and approved in writing by the Landlord

3.18.2.2	to the satisfaction of the Landlord
PROVIDED always that any alterations or additions shall at the end or sooner determination of the Term be reinstated by the Tenant if so required in writing by the Landlord
3.18.3	Notwithstanding any other provision contained in this lease the Landlord may prohibit the Tenant from making any erection addition alteration improvement or planning application in relation to the Premises or the Building which could (if followed at any time by a disposal or deemed disposal of any part thereof) give rise to a charge for tax upon the Landlord whether immediate deferred or contingent upon the happening of any future event

3.18.4	Where any erection addition or alteration falls within the scope of the Construction (Design and Management) Regulations 1994 the Tenant shall:
3.18.4.1	be the only client for the purposes of the Regulations

3.18.4.2	send a declaration to that effect to the Health and Safety Executive in accordance with Regulation 4(4) before the relevant work is commenced and provide the Landlord with a copy of the acknowledgement from the Health and Safety Executive as soon as it is received by the Tenant

3.18.4.3	comply with its obligations as client in respect of all work

3.18.4.4	at any time upon request provide the Landlord with copies of all health and safety files relating to the Premises in accordance with the Regulations and at the end or sooner determination of the Term deliver such files to the Landlord.

3.19	Permitted Use

Not to use and occupy the Premises other than for the Permitted Use.

3.20	Prohibited uses

Not to use any part of the Premises for any public meeting exhibition or entertainment or for any illegal immorai or noxious purpose or for the purposes of a club or for any sale by auction or for the playing of any sound-producing instrument or apparatus audible outside the Premises or as a sleeping place for any person or for betting or gaming.

3.21	Advertising signs and posters

Not without the previous written consent of the Landlord to place display in or upon the Premises any aerial sign advertisement notice poster display of lights or other object or notification whatsoever other than sign boards displaying the name and business of the Tenant of a reasonable size and appropriate to such business and on the expiration or sooner determination of the Term to remove or efface the same and to make good any damage caused.

3.22	Nuisance
3.22.1	Not to do any act matter or thing of a dangerous noxious noisome or offensive nature or which may be or grow to be a danger nuisance annoyance or disturbance to the Landlord or to other occupiers or residents for the time being of the Building or the Landlord’s adjoining or neighbouring premises or to the public nor to allow any manufacturing operations or other processes to be carried on otherwise than within the Premises

3.22.2	Not to keep any goods parcels refuse or rubbish in or about the staircases lifts corridors landings entrances forecourts passages or other common parts of the Building (except in receptacles provided for that purpose) or otherwise obstruct the same

3.22.3	Not to behave in any manner which shall be unreasonable unneighbourly objectionable loud noisy unruly or unsightly and in all matters to act in regard to the Premises and the Building in a responsible manner so as to cause the least possible interference with the use and enjoyment of other occupiers of the Building or the Landlord’s adjoining premises and so as to cause no additional expense for the upkeep thereof and (without prejudice to the Tenant’s obligation not to do anything which will be a breach of this clause) upon receiving notice from the Landlord of anything done on or brought onto the Premises or the Building which in the opinion of the

Landlord reasonably held shall be inconsistent with this covenant forthwith to discontinue or remove the same and to take to the satisfaction of the Landlord acting reasonably all steps necessary to prevent any recurrence of the matter or matters mentioned in any such notice
3.22.4	To take all necessary and reasonable precautions (whether by the installation and maintenance of devices for consuming or absorbing fumes noise or vibrations or for catching intercepting or precipitating noise or dust or other particles or by some other means) to reduce to a minimum the amount of noise vibrations fumes dust and other matter emanating from the Premises PROVIDED always that nothing in this sub-clause contained shall be deemed to be an authorisation by the Landlord of the commission of a nuisance.
3.23	To clean windows and clear refuse

To clean the windows of the Premises as often as occasion shall require and at least once in every calendar month and at least once a week to remove all refuse rubbish and scrap which may have accumulated on the Premises.

3.24	Easements

To preserve unobstructed and undefeated all rights of light and other easements appertaining to the Premises and not to permit (but give notice to the Landlord of) any act whereby a new easement or encroachment might come to be made into against over or upon the Premises and to do all such things as the Landlord may reasonably require to prevent the same.

3.25	Alienation etc
3.25.1	Not to:
3.25.1.1	assign charge underlet or part with possession of part only of the Premises

3.25.1.2	share the possession or occupation of the whole or any part of the Premises

3.25.1.3	part with possession of the whole of the Premises save by way of an assignment of the whole on the terms hereinafter permitted
3.25.2	Not to assign the Premises without the Landlord’s prior written consent such consent not to be unreasonably withheld or delayed and subject to compliance with Clause 3.25.3

3.25.3	Not to assign the Premises unless the following conditions (which are specified for the purposes of section 19(1A) of the Landlord and Tenant Act 1927) are complied with prior to such assignment namely that:
3.25.3.1	the tenant for the time being shall have entered into an authorised guarantee agreement with the Landlord pursuant to section 16 of the Landlord and Tenant (Covenants) Act 1995 guaranteeing the performance by the assignee of the covenants on the part of the Tenant contained in this lease in the terms (mutatis mutandis) set out in Schedule 4 or in such other form consistent with section 16 as the Landlord shall reasonably require

3.25.3.2	any guarantor of the Tenant’s obligations under this lease shall have joined in any such authorised guarantee agreement in order to covenant (as principal debtor) with the Landlord that the Tenant shall comply with the authorised guarantee agreement mentioned in the preceding sub-clause

3.25.3.3	(if reasonably required by the Landlord) the proposed assignee shall have procured a covenant with the Landlord by an acceptable guarantor or guarantors in the terms (mutatis mutandis) set out in Schedule 4 or in such other form as the Landlord shall reasonably require

3.25.3.4	all rents and other sums due under this lease have been paid.
3.25.4	Not to underlet the Premises without the Landlord’s prior written consent such consent not to be unreasonably withheld and not to underlet:
3.25.4.1	except to an undertenant who shall first have:

(a)	entered into a covenant with the Landlord to observe and perform the covenants and conditions on the part of the Tenant contained in this lease (other than the covenant to pay rent) and

(b)	if reasonably so required by the Landlord procured a covenant with the Landlord by an acceptable guarantor or guarantors in the terms (mutatis mutandis) set out in Schedule 4 or in such other form as the Landlord may reasonably require

3.25.4.2	in consideration of any premium

3.25.4.3	without reserving a yearly rent payable in advance on the usual quarter days equal to the greater of:

(a)	the then full current open market rack rental value of the Premises and

(b)	the Rent then payable under this lease

such yearly rent to be reviewable on the same dates and on the same terms as the Rent payable under this lease

3.25.4.4	except on similar covenants and conditions (which the Tenant shall enforce) to those in this lease and in particular:

(a)	a proviso for re-entry on breach of any covenant in the underlease and

(b)	similar terms as to carrying out or paying for repairs paying insurance premiums and paying the service charges under this lease

3.25.4.5	without taking from the undertenant unqualified covenants (which the Tenant shall enforce):

(a)	not to assign the whole of the Premises without the prior written consent of the Landlord (under this lease)

(b)	not (save by way of a charge of the whole) to deal In any other way whatsoever with the Premises or any part thereof and

(c)	to obtain from any assignee of the Premises a covenant with the Landlord (under this lease) to observe and perform the covenants and conditions on the part of the Tenant contained in this lease (other than the covenant to pay rent)
3.25.5	Not without the Landlord’s prior written consent such consent not to be unreasonably withheld:
3.25.5.1	to vary the terms of any underlease or

3.25.5.2	to agree any rent on review under any underlease and if the rent thereunder is to be determined by a third party in accordance with the conditions therein contained to procure that the Landlord’s representations as to the rent payable thereunder are made to that person to the reasonable satisfaction of the Landlord and to provide the Landlord with details of all rent reviews within one month of agreement or determination
3.26	To register any disposition
3.26.1	To give notice in writing of every assignment assent transfer underlease change of name charge or devolution of or other instrument relating to or affecting the Premises and to produce a certified copy of the same within twenty one days after the execution or grant thereof to the solicitors of the Landlord and to pay their reasonable registration fee (and that of any superior landlord) in respect of each such instrument PROVIDED THAT registration of any such document shall not require the Landlord to consider the terms thereof and shall not be evidence that it has done so.

3.26.2	As soon as reasonably practicable after the date of this Lease, the Tenant named in the Particulars is to apply to the Land Registry to note the burden of the rights granted by clause 2 and to note the benefit of the rights reserved by clause 2 on the title number set out in clauses LR2.1 of the Land Registry Particulars.
3.27	Not to overload premises nor obstruct Conduits
3.27.1	Not to overload any part of the Premises or to impose a weight or strain in excess of that which the Premises are constructed to bear with due margin for safety

3.27.2	Not to stop up or obstruct in any way whatsoever or permit oil grease or other harmful or excessive matter or substance to enter the washbasins or lavatory basins or the drains and sewers of the Building and to employ maintain and renew such plant for treating any deleterious effluent before permitting the same to enter such drains and sewers as may be required by the Landlord from time to time in accordance with best modern practice and to make good at the sole cost of the Tenant all damage caused or cost incurred by reason of any such stopping up or obstruction.

3.28	To comply with regulations
To conform to the Regulation and all other regulations reasonably made by the Landlord for the proper management of the Building and notified to the Tenant in writing from time to time and to conform to all such reasonable regulations and instructions as the Landlord may from time to time make or give for the regulation of vehicular traffic within the curtilage of the Building and not to park any vehicle therein or on any adjoining or neighbouring property of the Landlord without the express written authority of the Landlord to do so.
3.29	Restrictive covenants and Superior Lease
To observe and perform the obligations contained in:
3.29.1	the deeds and documents referred to in Schedule 5 so far as the same are for the time being enforceable and capable of taking effect and

3.29.2	the Superior Lease (except the obligation to pay rent) insofar as the same relate to or affect the Premises and are not in this lease specifically the responsibility of the Landlord.
3.30	Indemnity
To indemnify the Landlord against all damages losses proper costs expenses actions demands proceedings and liabilities arising directly or indirectly out of:
3.30.1	any act omission or negligence of the Tenant or anyone at the Premises expressly or impliedly with the Tenant’s authority or

3.30.2	any breach by the Tenant of the provisions of this lease.
3.31	Value added tax
3.31.1	To pay the Landlord value added tax chargeable in respect of any taxable supplies made by the Landlord to the Tenant in connection with this lease (whether or not at the election of the Landlord)

3.31.2	Where the Tenant has agreed in this lease to reimburse the Landlord for the costs or expenses of any supplies provided to the Landlord by a third party (but in respect of which the Landlord makes no taxable supply to the Tenant) the Tenant shall also at the same time reimburse the Landlord with an amount equivalent to the value added input tax incurred by the Landlord save to the extent that the Landlord is entitled to a credit for such input tax and the Landlord shall use reasonable endeavours to recover the input tax before requesting the Tenant to account for the same.

3.32	Information as to subtenants
To give to the Landlord in writing the information set out in section 40(1) Landlord and Tenant Act 1954 and all such other information as the Landlord may reasonably request in relation to any procedure under the said Act (including copies of all notices served by or on the Tenant pursuant to section 25 or 26) or in relation to the implementation of any rent review within twenty one days after service at any time during the Term of a notice requesting such information.
4.	LANDLORD’S COVENANTS
THE Landlord HEREBY COVENANTS with the Tenant as follows:
4.1	Quiet enjoyment
That the Tenant paying the rents hereby reserved and observing and performing the covenants conditions and agreement on the part of the Tenant herein contained shall and may quietly hold and enjoy the Premises during the Term without any interruption by the Landlord or persons lawfully claiming under the Landlord.
4.2	To insure
4.2.1	To insure in some insurance office of repute (unless such insurance is vitiated by any act neglect or default of the Tenant or anyone at the Premises expressly or impliedly with the authority of the Tenant or any undertenant):
4.2.1.1	the Building and all Landlord’s fixtures and fittings and plant therein of an insurable nature against destruction or damage by the Insured Risks in such sum as shall be determined from time to time by the Landlord to represent the reinstatement cost thereof together with all professional and other fees and expenses and the cost of site clearance and other incidental expenses

4.2.1.2	for the loss of two years Rent caused by any of the Insured Risks
4.2.2	To supply a summary of such insurance and evidence of the current premium on request once yearly

4.2.3	In the case of destruction or damage to the Premises by any of the Insured Risks to ensure that all insurance moneys (other than for loss of Rent and public liability) received by the Landlord are with all convenient speed (subject to the necessary labour and materials being procurable and to all necessary statutory consents being obtained) laid out in reinstating the Premises provided that the Landlord’s liability hereunder shall be deemed to be satisfied if the Landlord provides premises as convenient and commodious as but not necessarily identical with that previously existing.
4.3	To repair and to maintain services

Subject to the Tenant paying the Service Charge when due and unless prevented or restricted by any circumstances beyond its control the Landlord will so far as the same is not the responsibility of any other tenant of the Building:
4.3.1	from time to time repair maintain and renew the Main Structure of the Building and any other part of the Building used in common and all common fixtures fittings plant equipment and Conduits therein subject to the proviso that no liability hereunder shall be deemed to arise unless due notice in writing of a need for repair has been given to the Landlord by the Tenant or by another tenant in the Building

4.3.2	so far as practicable provide the services set out in Part 1(A) of Schedule 3 Provided always that the Landlord may from time to time withhold discontinue increase or vary the services or any of them or the times at which they are supplied if the Landlord deems it reasonably necessary for the more efficient management of the Building as a whole.
4.4	Superior Lease

To pay the rent reserved by any Superior Lease and to observe and perform the covenants agreements and provisions thereof but only so far as the Superior Landlord shall require the same to be observed and performed and except so far as they are by this lease expressly assumed by the Tenant.

4.5	To keep the Building in good repair and condition but no better repair and condition than at the date of this Lease.

5.	FURTHER PROVISIONS

PROVIDED ALWAYS THAT and it is hereby agreed as follows:

5.1	Forfeiture and re-entry

That this lease is made upon the express condition that if:
5.1.1	any reserved rents shall be unpaid for fourteen days after the due dates whether the same shall have been lawfully demanded or not or

5.1.2	any Tenant’s covenant shall not have been observed or performed or

5.1.3	in respect of a Tenant or a guarantor (not being a company):
5.1.3.1	an application is made for an interim order under Part VIII of the Insolvency Act 1986 or

5.1.3.2	a bankruptcy petition is presented or there is made against him a bankruptcy order or

5.1.3.3	there is summoned any meeting of creditors or the Tenant makes any proposal to his creditors for a composition in satisfaction of debts or proposes or enters into any arrangement of whatever nature with his creditors or
5.1.4	in respect of a Tenant or a guarantor (being a company):
5.1.4.1	it enters into liquidation whether compulsory or voluntary (other than for the purposes of an amalgamation or reconstruction resulting in a solvent company) or

5.1.4.2	a petition is presented for a winding up order or an administration order (or the company or its directors resolve to present either) or it is wound up or

5.1.4.3	there is summoned any meeting of creditors or the Tenant (or its directors) makes any proposal to the creditors for a composition in satisfaction of its debts or proposes or enters into any arrangement of whatever nature for the benefit of the creditors or its members or

5.1.4.4	there is appointed a receiver or a receiver and manager or an administrator or an administrative receiver (or a person becomes entitled to exercise any such powers) or
5.1.5	the Tenant has any distress or execution levied on any goods at the Premises then it shall be lawful for the Landlord or its authorised agent to re-enter upon the Premises and to re-possess and enjoy the same as if this lease had not been made but without prejudice to any right of action or remedy of any party in respect of any antecedent breach of any of the covenants herein contained.

5.2	Rent cesser

If the Premises or any part thereof or all access thereto shall be destroyed or damaged by any of the Insured Risks so as to make the Premises unfit for occupation or use then (unless the policy moneys for loss of rent shall have been wholly or partly withheld due to any act neglect or default of the Tenant or anyone at the Premises expressly or impliedly with the authority of the Tenant or any undertenant or due to any exclusion or limitation to which the policy of insurance may be subject) the Rent or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises shall again be fit for occupation and use or access shall be restored or until the expiration of the period for which insurance for loss of Rent is effected whichever shall be the earlier and any dispute shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1996

5.3	Determination

If the Premises is destroyed or damaged such that the Premises are unfit for occupation for the Permitted Use or incapable of any access and if the Premises are not made fit for occupation for the Permitted Use or capable of any access within 3 years after that destruction or damage occurs then either party may by six months’ notice to the other determine this Lease and on the expiry of that notice this Lease shall determine.

5.4	Insurance proceeds

Subject to the provisions for reinstatement of the Premises contained in Clause 4.2.3 the building insurance proceeds shall belong to the Landlord for its own use and benefit absolutely.

5.5	Disputes

Any dispute arising as between the Tenant and the lessee or occupier of any part of the Building or any adjacent or neighbouring premises belonging to the Landlord as to any easement right or privilege enjoyed or used in common shall be decided by the Landlord whose decision shall be binding upon all parties to the dispute.

5.6	Service of notices
5.6.1	Any demand or notice under this lease shall be properly served if left at or sent by fax or post to:
5.6.1.1	the recipient’s address herein contained (or such substituted address as shall have been notified in writing) or

5.6.1.2	its registered office where the recipient is a company or

5.6.1.3	the Premises where the recipient is the Tenant
5.6.2	The provisions as to service by post as contained in section 196 of the Law of Property Act 1925 as amended by the Recorded Delivery Service Act 1962 shall apply.
5.7	Compensation for disturbance

So far as the Landlord and Tenant Act 1954 shall allow no compensation shall be payable on determination of the tenancy hereby created.

5.8	Rights and easements

The operation of section 62 of the Law of Property Act 1925 is excluded from this lease and the only rights granted to the Tenant are those set out in Schedule 1.

5.9	Jurisdiction

This lease is governed by the laws of England and (save where otherwise provided herein) the parties hereto submit to the exclusive jurisdiction of the English courts in relation to any claim dispute or difference which may arise hereunder.

5.10	Landlord’s liability

Only the landlord for the time being shall be liable to observe and perform the Landlord’s covenants herein.

5.11	The Superior Landlord and mortgagee
5.11.1	Where the Landlord’s title to the Premises derives from a Superior Lease or is subject to a mortgage:
5.11.1.1	the tenancy hereby created is subject to any exceptions and reservations in the Superior Lease and

5.11.1.2	the rights exercisable by the Landlord shall also be exercisable by the Superior Landlord and the mortgagee
5.11.2	Where the Tenant seeks the Landlord’s consent to any matter:
5.11.2.1	the Landlord will use its reasonable endeavours to obtain any requisite consent of the Superior Landlord and of the mortgagee

5.11.2.2	the Landlord shall be entitled to withhold its own consent unless it has obtained such requisite consents and

5.11.2.3	the Tenant shall bear the reasonable cost to the Landlord (including the costs of the Superior Landlord and the mortgagee) of obtaining such requisite consents
5.11.3	Where any matter is to be carried out to the reasonable satisfaction of the Landlord it shall also if required be carried out to the reasonable satisfaction of the Superior Landlord and the mortgagee
6.	EXCLUSION OF THE 1954 ACT

6.1	The Landlord and the Tenant agree to exclude the provisions of sections 24 to 28 of the 1954 Act in relation to the tenancy created by this Lease. The Tenant confirms that before the date of this Lease:
6.1.1	the Landlord served on the Tenant a notice (“the Notice”) dated 14 December 2007 in relation to the tenancy created by this Lease in a form complying with the requirements of Schedule 1 to the 2003 Order;

6.1.2	the Tenant, or a person duly authorised by the Tenant, in relation to the Notice made a statutory declaration (“the Declaration”) dated 19 December 2007 in a form complying with the requirements of Schedule 2 to the 2003 Order;

6.1.3	where the Declaration was made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make the Declaration on the Tenant’s behalf; and

6.1.4	it was not contractually bound to enter into the tenancy created by this Lease.
7.	NEW TENANCY

The tenancy hereby created is a new tenancy as defined in the Landlord and Tenant (Covenants) Act 1995.

8.	RIGHTS OF THIRD PARTIES

It is not intended that a third party should have the right to enforce a provision of this lease pursuant to the Contracts (Rights of Third Parties) Act 1999.

9.	NO AGREEMENT FOR LEASE

It is hereby certified that there is no agreement for lease to which this lease gives effect
Delivered as a deed on the date hereof

SCHEDULE 1
Rights Granted
1.	Support

The right of support and protection for such parts of the Premises as require the same from other parts of the Building and any adjoining or adjacent premises of the Landlord capable of providing such support and protection.

2.	Passage of utilities

The right to passage of water soil gas and electricity and telephone lines (in common with the Landlord and other tenants of the Building and all other persons entitled thereto) through the Conduits and with the Landlord’s prior consent and upon reasonable prior notice being given to all persons affected thereby the right to enter upon other parts of the Building to make any necessary connections thereto or to cleanse repair and renew any Conduits serving the Premises causing as little inconvenience as possible and making good any damage thereby caused.

3.	Use of common parts

The right for the Tenant its agents employees and licensees in common with the Landlord and all others entitled:

3.1	of access to and egress from the Premises over such parts of the Building and in case of emergency to use such fire escapes as the Landlord shall from time to time designate

3.2	of access with vehicles to and from the service yard and loading bay located within the curtilage of the Building for so long only as shall be required for the purpose of loading and unloading goods and equipment in connection with the Tenant’s business provided that no obstruction is thereby caused and that this right is exercised in strict compliance with any regulations made by the Landlord

3.3	of use of the lifts lavatories and cloakrooms in the Building designated by the Landlord for the Tenant’s use

4.	Right to enter adjacent premises

With the Landlord’s prior consent and upon reasonable prior notice (except in emergency) given to the Landlord and all other persons affected thereby of access into and upon the adjacent premises forming part of the Building so far as may be requisite to enable the Tenant to comply with the Tenant’s obligations herein contained subject to causing as little inconvenience as possible and making good any damage caused.

SCHEDULE 2
Rights Reserved by the Landlord
1.	Support

The right of support and protection from the Premises for such parts of the Building and any adjoining or adjacent premises of the Landlord as require such support and protection.

2.	Passage of utilities

The right to uninterrupted passage of water soil gas electricity and telephone lines through the Conduits for the time being belonging to or running through or under the Premises or any land and premises over which the Tenant enjoys rights hereunder from and to the remainder of the Building or any adjoining or adjacent premises of the Landlord AND the right to enter upon the Premises or other land aforesaid at all reasonable times for the purpose of making connections thereto or to inspect cleanse repair renew or remove the same making good any damage thereby caused to the Premises.

3.	Easements

All rights and easements privileges in the nature of easements or quasi-easements now existing in or over the Premises for the benefit of the Building or any adjoining or adjacent premises of the Landlord.

4.	Right of entry

The right at reasonable times and on reasonable notice (except in emergency) to enter the Premises for the purposes of:

4.1	inspecting the condition and state of repair thereof

4.2	carrying out any works for which the Landlord or the Tenant is liable under this lease or by statute

4.3	carrying out any works to any property adjoining the Premises or to any party structure Conduits or other thing used by the Tenant in common with others subject to the persons so entering making good any physical damage to the Premises caused by such entry to the reasonable satisfaction of the Tenant.

5.	Right to alter

The right at any time without making any compensation to build on alter or add to the exterior of the Premises or build on alter add to extend erect demolish or redevelop any other part of the Building or any adjoining or neighbouring premises notwithstanding any interference caused to the Premises or any access of light and air thereto.

SCHEDULE 3
SERVICES
Part 1(A)
Services provided
1.	Complying with the Landlord’s repairing covenant hereinbefore contained and cleaning down painting and decorating the exterior of the Building (including the window frames) and the common parts as and when required.

2.	The provision maintenance repair and replacement (where beyond economic repair) in the Building of:

2.1	a security alarm system

2.2	fire fighting alarm and prevention equipment

2.3	notices and signs deemed necessary by the Landlord for the health and safety of all those in the Building and for the control of the Building

3.	Providing for the benefit of the Building or the tenants:

3.1	cleaning of the common parts

3.2	the periodic collection and removal of refuse

3.3	traffic control

3.4	porterage

3.5	security control

3.6	caretaker or other staff

3.7	general management

4.	Complying with the Landlord’s obligations under the deeds and documents referred to in Schedule 5 and the Superior Lease (other than payment of rent) if and insofar as they relate to the Building and are not by this lease expressly assumed by the Tenant.

5.	Providing any other services or carrying out any other work which the Landlord acting reasonably shall from time to time consider necessary for the benefit of the Building or its environment.

Part 1(B)
Service expenses
The Service Costs for each Service Charge Year shall (without limitation) include:
1.	The salaries and all other employment costs of all staff and the cost of providing them with necessary office space residential accommodation motor transport office equipment stationery telephone facilities working clothes and all other equipment required for the proper performance of their duties

2.	The fees and expenses payable to any independent professional or other person whom the Landlord may from time to time employ in connection with the provision of the services

3.	All rates taxes (except taxes assessed on the Landlord solely due to its ownership of the Building) and outgoings (including electricity gas and telephone charges) payable by the Landlord in respect of whole or part of the Building

4.	The expenses of complying with all statutory requirements and the requirements of any competent authority in relation to the Estate.

5.	The provision of a sinking fund in each year of a reasonable sum to cover the prospective and contingent costs of carrying out repairs decorations and replacements to the Estate the Landlord’s fixtures and fittings thereon or plant machinery equipment and other items upon or serving the Estate

6.	The costs of administering the services including keeping the accounts and records thereof (being initially a yearly sum equal to ten per cent (10%) of the other annual Service Costs) whether carried out by the Landlord or its agent

7.	Any interest charges incurred on expenditure not covered by the interim advance payments payable under Part 2 of this Schedule.

Part 2
Service charge
1.	The Service Charge to be paid by the Tenant shall be such fair proportion (which may if appropriate be the whole amount) of the actual or anticipated Service Costs for each Service Charge Year which shall be assessed by the Landlord or its Surveyor according to a reasonable and proper basis for apportionment applicable from time to time to the Premises.

2.	The Landlord may make and send to the Tenant notice in writing of the Landlord’s reasonable estimate of the anticipated Service Costs and the Service Charge applicable to the Premises for the coming Service Charge Year and the Tenant shall pay such estimate of the Service Charge by equal quarterly instalments in advance on the usual quarter days.

3.	The Landlord will (unless prevented by causes beyond its control) prepare and send to the Tenant a statement of the actual Service Costs and Service Charge for each Service Charge Year as soon as practicable after the end of such year and in the event of the Service Charge for the Premises exceeding the aggregate amount paid by the Tenant for such year the Tenant will pay the balance due to the Landlord forthwith and in the event of the aggregate amount being greater the excess will be credited by the Landlord by way of set-off against the next instalment of Service Charge due from the Tenant.

4.	The Landlord will not charge the Tenant any part of the Service Costs which shall be attributable from time to time to such parts of the Building as shall be designed and available for letting but which remain unlet or which are occupied by the Landlord (save for the common parts of the Building and any staff accommodation) during the whole or proportionately for any part of the relevant Service Charge Year.

5.	In the event of the Building being altered added to or extended the Service Charge may be adjusted by the Landlord in such manner as the Landlord shall deem to be just and equitable.

SCHEDULE 4
Guarantee Covenants
The Guarantor covenants with the Landlord as principal debtor or covenantor that whilst the Tenant is bound by the Tenant’s covenants in this lease:
1.	The Tenant will pay the rents hereby reserved and observe and perform all its covenants herein and that on default the Guarantor will pay the rents hereby reserved and observe and perform the covenants in respect of which the Tenant is in default and indemnify the Landlord against all claims demands damages proper costs losses and expenses arising directly or indirectly out of such default and the liability of the Guarantor shall not be affected by any:

1.1	time given to the Tenant or any neglect or forbearance by the Landlord in enforcing the payment of the rents or the observance or performance of the Tenant’s covenants or any refusal by the Landlord to accept rent at a time when the Landlord is entitled to re-enter the Premises

1.2	variation of the terms of this lease

1.3	surrender of part

1.4	other act or thing by which (but for this provision) the Guarantor would have been released.

2.	If the tenancy hereby granted shall be prematurely determined (save where agreed by the Landlord and the Tenant) or if the same shall be disclaimed the Guarantor will (if so required by the Landlord) either (in the event of determination of the lease) accept from the Landlord the grant of a new lease of the Premises from the date of such determination or disclaimer for the residue of the Term then unexpired at the same rents hereinbefore reserved and subject to the like covenants and provisos as are herein contained (and in such event the Guarantor will execute and deliver to the Landlord a counterpart lease) or (if the lease remains extant) accept the vesting of this lease and in either case the Guarantor will pay the Landlord’s proper costs disbursements and value added tax.

3.	If the Landlord shall not require the Guarantor to take a lease of the Premises pursuant to paragraph 2 above the Guarantor shall nevertheless upon demand pay to the Landlord a sum equal to the rent and to all other payments that would have been payable under this lease but for the determination or disclaimer in respect of the period from the date of the said determination or disclaimer until the expiration of six months therefrom or until the Premises shall have been relet by the Landlord whichever shall first occur.

SCHEDULE 5
Deeds
Matters contained mentioned or referred to in the Landlord’s registered title No. WK268918 so far as the same are subsisting and capable of being enforced and affect the Building or the Premises.

SIGNED AS A DEED by KUC PROPERTIES
LIMITED acting by a director and its attorney
[ILLEGIBLE]

Director
A. Mc Donald, Attorney

SIGNED AS A DEED by OCEAN POWER TECHNOLOGIES LIMITED acting by a director and its secretary
/s/ M. R. DRAPER

Director M. R. DRAPER
/s/ ERIC A. ASH

Director ERIC A. ASH